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                                                                  EXHIBIT 10.102

     AMENDMENT dated as of October 3, 1995 (this "Amendment") made by Ramsay Health Care, Inc., a Delaware corporation (the "Company"), to that certain Rights Agreement dated as of August 1, 1995 (the "Agreement") between the Company and First Union National Bank of North Carolina (the "Rights Agent").

     WHEREAS, the Company has determined (i) that the definition of "Beneficial Owner" in the Agreement should be amended as provided herein, (ii) that the definition of "Acquiring Person" in the Agreement should be amended to set forth explicitly the status of shareholders who may inadvertently acquire 20% or more of the Common Shares (as defined in the Agreement) and who are prepared to act to correct such inadvertence, and (iii) the Agreement should be amended to provide protection explicitly from coercive proxy and consent solicitations used to circumvent the Agreement through a redemption of the Rights (as defined in the Agreement) after a change in the Board of Directors;

     WHEREAS, the Company desires to provide certainty to its shareholders, the securities markets and the Rights Agent in respect of the terms of the Agreement and to further the purposes and intent of the Agreement; and

     WHEREAS, in order to effect the foregoing, the Company has determined to amend the Agreement pursuant to Section 27 of the Agreement as set forth below.

     NOW, THEREFORE, effective as of the date hereof, the Agreement is hereby amended pursuant to Section 27 thereof as follows:

          1. Section 1(a) of the Agreement is hereby deleted and replaced with the following:

               "(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, (i) no Person shall become an "Acquiring Person" solely as the result of (x) an acquisition after the date hereof of Common Shares by the Company which, by
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          reducing the number of Common Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to
          20% or more of the Common Shares of the Company then outstanding or
          (y) the acquisition of Beneficial Ownership of 20% or more of the Common Shares of the Company then outstanding in the good faith belief that such acquisition would not (A) cause such Beneficial Ownership to exceed 20% of the Common Shares then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (B) otherwise cause a Distribution Date to occur; (ii) subject to the proviso in this clause (ii), no Person (an "Acquiror") shall become an "Acquiring Person" as a result of the acquisition after the date hereof by an Acquiror from Paul J. Ramsay or from any Person who is an Affiliate or Associate of Paul J. Ramsay at the time of such acquisition (collectively, the "Ramsay Persons") of (1) any of the shares of Class B Preferred Stock currently held by any Ramsay Person, (2) any Common Shares issued pursuant to options or other rights to purchase Common Shares currently held by any Ramsay Person, (3) any Common Shares issued pursuant to the Class B Preferred Stock currently held by any Ramsay Person or (4) any Common Shares currently held by any Ramsay Person; provided that, at the time of such acquisition, the Acquiror (together with all of such Person's Affiliates and Associates) are not the Beneficial Owners of more than 1% or more of the Common Shares of the Company then outstanding and provided further that, following such acquisition, the Acquiror (together with all of such Person's Affiliates and Associates) do not become the Beneficial Owners of an additional 1% or more of the Common Shares of the Company then outstanding, and (iii) subject to the proviso in this clause (iii), none of the Ramsay Persons shall become an "Acquiring Person" in the event that any Ramsay Person (together with all other Ramsay Persons) become the Beneficial Owners after the date hereof of additional
          Common Shares; provided that the number of Common Shares of the
          Company of which all Ramsay Persons are the Beneficial Owners does not exceed one Common Share less than 50% of the Common Shares of the Company then outstanding. Notwithstanding clause (i) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (i) does not reduce its percentage
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          of Beneficial Ownership of Common Shares to below 20% by 5:00 P.M. New
          York City time on the tenth Business Day after notice (including telephonic or facsimile) from the Company (the date of notice being the first day) that such Person's Beneficial Ownership of Common
          Shares so exceeds 20%, such Person shall, at the end of such ten Business Day period, become an Acquiring Person (and such clause (i) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company, acting by a vote of those directors of the Company whose approval would be required to redeem the Rights under Section 23."


          2. Section 1(c)(i) of the Agreement is hereby deleted and replaced with the following:

               "(i) which such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement;"

          3. Section 23(a) of the Agreement is hereby deleted and replaced with the following:

               "(a) The Board of Directors of the Company may, at its option, at any time prior to such time as a Person becomes an Acquiring Person, order the redemption of all, but not fewer than all, the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price, and the date of such redemption being the "Redemption Date"), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board of Directors of the Company, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price; provided, however, that, in addition to any other limitations contained herein on the right to redeem outstanding Rights (including, without limitation, the occurrence of any event or the expiration of any period after which the Rights may no longer be redeemed), for the 120-day period after any date of a change (resulting from a proxy or consent
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          solicitation) in a majority of the Board of Directors of the Company in office at the commencement of such solicitation, the Rights may only be redeemed if (A) there are directors then in office who were in office at the commencement of such solicitation and (B) the Board of Directors of the Company, with the concurrence of a majority of such directors then in office, determines that such redemption is, in their judgment, in the best interests of the Company and its stockholders."

          4. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, without regard to any conflict of laws principles which would apply the laws of any other jurisdiction.

          5. Effective as of the date hereof, this Amendment supersedes that certain Interpretive Supplement dated as of September 1, 1995 made by the Company to the Agreement, and from and after the date hereof such Interpretive Supplement shall no longer be applicable. The Agreement, as amended hereby, is hereby ratified, confirmed and continued in full force and effect.

          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first above written.

                              RAMSAY HEALTH CARE, INC.


                              By /S/ Reynold J. Jennings
                                ____________________________
                                Name: Reynold J. Jennings
                                Title: President
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          First Union National Bank of North Carolina hereby acknowledges receipt of this Amendment made pursuant to Section 27 of the Agreement.

                              FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                              By /S/ Melissa H. Sullivan
                                ____________________________
                                Name: Melissa H. Sullivan
                                Title: Account Executive